SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  April 9, 2003 (April 1, 2003)


                                  CRESTED CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Colorado                      0-8773                84-0608126
--------------------------------     ----------------     ----------------------
  (State or other jurisdiction          (Commission          (I.R.S. Employer
        of incorporation)                File No.)          Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                               82501
-----------------------------------------------------     ----------------------
     (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS


1.   EXTENSION OF OPTION AGREEMENT TO ACQUIRE CERTAIN COALBED METHANE PROPERTIES

     U.S. Energy Corp. and Crested Corp., d/b/a USECC, announced on April 1, 2003 that their Rocky Mountain Gas, Inc. ("RMG") subsidiary has signed an extension to the Option Agreement to acquire certain coalbed methane (CBM) properties and assets in the Powder River Basin near Gillette, Wyoming. The extension gives RMG until April 15, 2003 to complete its due diligence, obtain a commitment to raise sufficient capital to exercise the option and enter into a definitive Agreement for Purchase and Sale of the subject assets.

     RMG just recently received the reserve reports on the subject properties from Ryder Scott Company Petroleum Consultants of Houston, TX and is completing its evaluation of the reports and other pertinent data. Additionally, RMG and their investment banker, Sanders Morris Harris of Houston, TX, have been working on financing efforts for this and other potential acquisitions.

2.   EXTENSION FOR  SPECIAL MASTER TO FILE FINAL ACCOUNTING REPORT

     Crested Corp. and its parent U.S. Energy Corp., d/b/a USECC, reported that on April 1, 2003, USECC received an Order from U.S. District Judge Lewis T. Babcock granting a motion filed by the Special Master to seek an additional extension of time to file his final accounting report. The accounting is being conducted on the trades of uranium from three former republics of the Soviet Union (Commonwealth of Independent States, "CIS") by RWE Nukem, Inc. and its affiliates. The extension being granted is from April 4, 2003 to May 1, 2003. RWE Nukem, Inc., a wholly owned subsidiary of German utility conglomerate RWE AG (OTC Bulletin Board: "RWEOY" and DAX: "RWE GR"), is the Trustee for the Sheep Mountain Partners (SMP/partnership) Constructive Trust. SMP is 50% owned by USECC and 50% by RWE Nukem.

     At a status hearing held in August 2002, the Court set December 6, 2002 as the deadline for the Special Master to file his report. In November 2002, the Special Master received an order from the Court extending the deadline to March 3, 2003. On February 20, 2003 an additional extension was ordered by the Court pursuant to a request of the Special Master that called for the final accounting to be filed by April 4, 2003.

     The Special Master's motion requesting an extension to May 1, 2003 notes:
"The final accounting has been completed and the final report written, and according to Cordes & Company ("Cordes") will be delivered to the Special Master on April 1, 2003. Additionally, as a result of questions that arose during the Special Master's review of matters pertaining to the accounting, the Special Master instructed Cordes to provide additional information to the Special Master. It is anticipated that the compilation of this information will take a short period of time. Consequently, the Special Master believes he will be able to file his report by Thursday, May 1, 2003. The Honorable Lewis T. Babcock granted the Special Master's request to file his report by May 1, 2003 and set a status hearing on the report for April 16, 2003."

FORWARD LOOKING STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CRESTED CORP.


Dated: April 9, 2003                        By:    /s/  Daniel P. Svilar
                                                 -------------------------------
                                                 DANIEL P. SVILAR, Secretary




                                      3